UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2010

(Exact name of registrant as specified in its charter)

Nevada	000-52051	87-0579824
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

The Mint Leasing, Inc.
323 N. Loop West
Houston, Texas 77008
 (Address of principal executive offices)

(713) 665-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On or around October 27, 2009, The Mint Leasing, Inc. (the “Company,” “Mint Leasing,” “we,” and “us”), entered into a Modification, Renewal and Extension Agreement and an Amended and Restated Loan Agreement in connection with its $33,000,000 line of credit facility with Sterling Bank of Houston, Texas (“Sterling Bank” and collectively the “Renewal”).  On or around July 30, 2010, we entered into a Modification Agreement with Sterling Bank to modify and amend the Renewal.  On December 14, 2010, and effective November 10, 2010, we entered into an additional Modification Agreement with Sterling Bank to modify and amend the Renewal (the “Modification”).

The Modification also modified and amended our required borrowing base and minimum net worth requirements under the Renewal, which factor into whether we are in compliance with the terms and conditions of and/or in default of the terms of the Renewal.

The outstanding amount of the Renewal at the time of the parties’ entry into the Modification was $23,704,253, and the Modification amended the Renewal to reflect such current balance outstanding, and to provide that such outstanding balance would be repaid in monthly installments of $110,000 of principal, plus accrued interest, due on the tenth (10th) of each month beginning December 10, 2010 and continuing until February 10, 2011 (we have been making monthly installment payments of $110,000 since July 2010), with a balloon payment of the remaining amount of the outstanding principal and interest due on such Renewal payable on March 10, 2011 (previously the full amount of the Renewal as modified by the first Modification Agreement, was due and payable on November 10, 2010).

The Modification did not otherwise amend or modify the terms of the Renewal, which include an annual interest rate of prime rate plus 2%, subject to a floor of 6%.  The repayment of the credit facility is secured by a security interest over substantially all of our assets and leases and, the personal guaranty of our Chief Executive Officer and Chairman, Jerry Parish.

The credit facility also requires us to comply with certain affirmative and negative covenants customary for restricted indebtedness in addition to those requirements added to the credit facility in connection with the Modification as provided above, including covenants requiring that our statements, representations and warranties made in the credit facility and related documents are correct and accurate; and that Jerry Parish, our Chief Executive Officer and Chairman cannot fail to own less than 50% of the ownership of the Company.

We anticipate working with Sterling Bank to further extend such debt and/or seeking third party financing to replace such Sterling Bank debt prior to the due date of such Renewal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MINT LEASING, INC.

Date: December 15, 2010	By: /s/ Jerry Parish
Jerry Parish President & CEO